Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports relating to the consolidated financial statements and financial statement schedule of Lorillard, Inc. and subsidiaries and the effectiveness of Lorillard, Inc.’s internal control over financial reporting dated February 21, 2012 appearing in the Annual Report on Form 10-K for the year ended December 31, 2011.

/s/ Deloitte & Touche LLP

Charlotte, North Carolina

June 13, 2012